Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10435) pertaining to the Affinity Technology Group, Inc. 1995 Stock Option Plan, 1996 Stock Option and the Non-Employee Directors' Stock Option Plan, of our report dated March 18, 2005, with respect to the consolidated financial statements and schedule of Affinity Technology Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.



                                                       /s/ SCOTT McELVEEN L.L.P.


Columbia, South Carolina
March 18, 2005

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